Exhibit 4.12


                              GRUBB & ELLIS COMPANY
                                2215 SANDERS ROAD
                                    SUITE 400
                           NORTHBROOK, ILLINOIS 60062

                                   May 9, 2003



Kojaian Funding, L.L.C.
39400 Woodward Avenue
Suite 250
Bloomfield Hills, Michigan  48304

         Re: $4,000,000 Loan ("Loan") from Kojaian Funding, L.L.C. ("Lender") to Grubb & Ellis Company ("Borrower") pursuant to a certain letter agreement dated May 7, 2003 between Lender and Borrower ("Agreement").



Ladies and Gentlemen,

         The undersigned warrants that on today's date it will remit to Lender $40,000.00, constituting the fee for the Loan pursuant to the Agreement, in immediately available funds via overnight delivery courier. The undersigned further warrants that it will immediately remit to Lender those amounts constituting Lender's reasonable legal fees and other costs in connection with the Loan upon Lender's presentation of statements representing those fees and costs.


                                  GRUBB & ELLIS COMPANY


                                  By:
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                                  Its:
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